EXHIBIT 3.3

                                                      BYLAWS

                                                        OF

                                         GREENWOOD NATIONAL BANCORPORATION

                                   NAME CHANGED TO COMMUNITY CAPITAL CORPORATION
                                                  ON MAY 16, 1994

                                                     ARTICLE I

                                           OFFICES AND REGISTERED AGENT

         Section 1.01. Principal Office. The Corporation shall maintain its Principal Office in the City of Greenwood, South Carolina.

         Section 1.02. Registered Office. The Corporation shall maintain a Registered Office as required by the South Carolina Business Corporation Act, as amended (the "Act"), at a location in the State of South Carolina designated by the Board of Directors from time to time. In the absence of a contrary designation by the Board of Directors, the Registered Office of the Corporation shall be located at its Principal Office.

         Section 1.03. Other Offices. The Corporation may have such other offices within and without the State of South Carolina as the business of the Corporation may require from time to time. The authority to establish or close such other offices may be delegated by the Board of Directors to one or more of the Corporation's Officers.

         Section 1.04. Registered Agent. The Corporation shall maintain a Registered Agent as required by the Act who shall have a business office at the Corporation's Registered Office. Such Registered Agent shall be designated by the Board of Directors from time to time to serve at its pleasure. In the absence of such designation the Registered Agent shall be the Corporation's Secretary.

         Section 1.05. Filings. Unless the Board of Directors otherwise provides, the Secretary of the Corporation shall cause the Corporation to maintain currently all filings in respect of the Registered Office and Registered Agent with all governmental officials as required by the Act or otherwise by law.


                                                    ARTICLE II

                                                   SHAREHOLDERS

         Section 2.01. Annual Meetings. An annual meeting of the Corporation's Shareholders shall be held once each calendar year for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting. The annual meeting shall be held at such time and place as the Board of Directors shall designate from time to time. In the absence of any such designation to the contrary, the annual meeting shall be held at the hour of ten o'clock in the morning on the second Tuesday of the third month following the

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Corporation's fiscal year-end;  but if such day shall be a holiday under federal or South Carolina law, then such annual meeting shall be held on the next succeeding business day.

         Section 2.02. Special Meetings. Special meetings of the Corporation's Shareholders may be called for any one or more lawful purposes by the Corporation's President, a majority of the Board of Directors, or the holders of record of ten percent of the Corporation's outstanding shares of voting capital stock. Special meetings of the Shareholders shall be held at the Corporation's Registered Office at such time as may be designated in the notice of such meeting provided for hereinbelow; provided, however, that such meetings called by a majority of the Board of Directors may be held at such place as the Board of Directors may determine.

         Section 2.03. Notice of Meetings. Written or printed notice of all meetings of Shareholders shall be delivered not less than ten nor more than fifty days before the meeting date, either personally or by United States mail, to all Shareholders of record entitled to vote at such meeting. Such notice shall state the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which such meeting was called. At the written request, delivered personally or by registered or certified mail, of the person or persons calling a special meeting of Shareholders, the President or Secretary of the Corporation shall fix the date and time of such meeting and provide notice thereof to the Shareholders as required above; provided, however, such date shall in no event be fixed less than ten or more than fifty days from the date such request was received. If such notice of the meeting is not given within fifteen days after such request is made to the President or Secretary the person or persons calling the meeting may fix the date and time of the meeting and give or cause to be given the notice thereof required above. Notice of a meeting of Shareholders need not be given to any Shareholder who attends such meeting or who, in person or by proxy, signs a waiver of notice either before or after such meeting. To be effective, such waiver shall contain recitals sufficient to identify beyond reasonable doubt the meeting to which it applies. Such recitals may, but need not necessarily, include reference to the date and purpose of the meeting and the business transacted thereat. Recital of the proper date of a meeting shall be conclusive identification of the meeting to which a waiver of notice applies unless such waiver contains additional recitals creating a patent ambiguity as to its proper application.

         Section 2.04. Quorum. At any meeting of Shareholders the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote thereat shall constitute a quorum for the transaction of any business properly before the meeting. In the absence of a quorum a meeting may be adjourned from time to time in accordance with the provisions concerning adjournments contained elsewhere in these Bylaws by the holders of a majority of such shares as are represented at the meeting in person or in proxy. At such adjourned meeting a quorum of Shareholders may transact such business as might have been properly transacted at the original meeting.

         Section 2.05. Transaction of Business. Business transacted at an annual meeting of Shareholders may include all such business as may properly come before the meeting. Business transacted at a special meeting of Shareholders shall be limited to the purposes stated in the notice of such meeting.

         Section 2.06. Voting. Except as may otherwise be required by the Act or the Corporation's Articles of Incorporation, and subject to the provisions concerning Shareholders of record contained elsewhere in these Bylaws, a person (or his proxy) present at a meeting of Shareholders shall be entitled to one vote for each share of voting stock as to which such person is the Shareholder of record. In elections of Directors those candidates receiving the greater

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number of votes cast (though not necessarily  majority of the votes cast) at the meeting shall be elected. Any other corporate action shall be authorized by a majority of the votes cast at the meeting unless otherwise provided by the Act, the Corporation's Articles of Incorporation or these Bylaws. For each meeting of Shareholders an odd number of persons shall be appointed to serve as voting inspectors either by the Board of Directors prior to such meeting or by the presiding officer at such meeting. The voting inspectors shall by majority decision resolve all disputes which may arise concerning the qualification of voters, the validity of proxies, the existence of a quorum, and the acceptance, rejection and tabulation of votes. Each voting inspector shall take an oath to execute his duties impartially and to the best of his ability. Such oath shall be administered by the presiding officer to each voting inspector at the meeting following the call to order and before such voting inspector enters upon the discharge of his duties.

         Section 2.07. Adjournments. A majority of the voting shares held by Shareholders of record present in person or by proxy at a meeting of Shareholders may adjourn such meeting from time to time to a date and time fixed by notice as provided for above or, if such date is less than thirty days from the date of adjournment, to a date fixed by such majority and announced at the original meeting prior to adjournment.

         Section 2.08. Action Without Meeting. The Shareholders may act without meeting as to such matters and in accordance with such procedures as may be permitted by the Act.

         Section 2.09. Shareholders of Record. For the purpose of determining Shareholders entitled to vote at any meeting of Shareholders, or entitled to receive dividends or other distributions, or in connection with any other proper purpose requiring a determination of Shareholders, the Board of Directors shall by resolution fix a record date for such determination. Such date shall be not more than fifty and not less then ten days prior to the date on which the activity requiring such determination is to occur. The Shareholders of record appearing in the stock transfer books of the Corporation at the close of business on the record date as fixed shall constitute the Shareholders of right in respect of the activity in question. The Secretary or his designate shall prepare a complete list of such Shareholders in alphabetical order showing the address of and number of shares owned by each such Shareholder. Such list shall be produced at the meeting by the Secretary or his designate and kept open and available for the inspection of any Shareholder at all times during the meeting.

                                                    ARTICLE III

                                                     DIRECTORS

         Section 3.01. Authority. The Board of Directors shall have ultimate authority over the conduct and management of the business and affairs of the Corporation.

         Section 3.02. Number. The number of Directors shall be fixed by the Board of Directors from time to time; provided, however, no reduction in the number of Directors shall have the effect of shortening the term of any incumbent Director.

         Section 3.03. Tenure. Each Director shall hold office from the date of his election and qualification until his successor shall have been duly elected and qualified, or until his earlier removal, resignation, death or incapacity. An election of all Directors by the Shareholders shall occur at each annual meeting of the Corporation's Shareholders.


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         Section 3.04. Removal. Any Director may be removed from office, with or without cause, by a vote of the holders of a majority of the shares of the Corporation's voting stock. Any Director may be removed from office with cause by a majority vote of the Board of Directors at a meeting at which only the removal and replacement of the Director in question shall be considered.

         Section 3.05. Vacancies. The Board of Directors may by majority vote of the Directors then in office, regardless of whether such Directors constitute a quorum, elect a new Director to fill a vacancy on the Board of Directors; provided, however, no person may be elected to fill a vacancy created by his removal from office pursuant to these Bylaws.

         Section 3.06. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of Shareholders. The Board of Directors may by resolution provide for the holding of additional regular meetings without notice other than such resolution; provided, however, such resolution shall fix the date, time and place (which may be anywhere within or without the State of South Carolina) for such regular meetings.

         Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called for any lawful purpose or purposes by any Director or the President of the Corporation. The person calling a special meeting shall give, or cause to be given, to each Director notice of the date, time and place of the meeting by any normal means of communication no less than seventy-two hours nor more than sixty days prior thereto. Any time or place fixed for a special meeting must permit participation in such meeting by means of telecommunications as authorized below. Notice of a special meeting need not be given to any Director who signs a waiver of notice either before or after such meeting. To be effective such waiver shall contain recitals sufficient to identify beyond reasonable doubt the meeting to which it applies. Such recitals may, but need not necessarily, include reference to the date and purpose of the meeting and the business transacted thereat. Recital of the proper date of a meeting shall be conclusive identification of the meeting to which a waiver of notice applies unless such waiver contains additional recitals creating a patent ambiguity as to its proper application.

         Section 3.08. Participation by Telecommunications. Any Director may participate in, and be regarded as present at, any meeting of the Board of Directors by means of conference telephone or any other means of communication by which all persons participating in the meeting can hear each other at the same time.

         Section 3.09. Quorum. A majority of Directors in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

         Section 3.10. Action. The Board of Directors shall take action pursuant to resolutions adopted by the affirmative vote of a majority of the Directors participating in a meeting at which a quorum is present, or the affirmative vote of a greater number of Directors where required by the Corporation's Articles of Incorporation, these Bylaws, or otherwise by law. The Board of Directors may also take action without meeting as to such matters and according to such procedures as may be authorized by the Act.

         Section 3.11. Committees. The Board of Directors may by resolution designate and delegate authority to an Executive Committee and such other committees as may be permitted by the Act.


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         Section  3.12.  Compensation.  The Board of Directors may by resolution authorize payment to all Directors of a uniform fixed sum for attendance at each meeting or a uniform stated salary as a Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. The Board of Directors may also by resolution authorize the payment of reimbursement of all expenses of each Director related to such Director's attendance at meetings.

                                                    ARTICLE IV

                                                     OFFICERS

         Section 4.01. In General. The Offices of the Corporation shall consist of a President, a Vice President, a Secretary and a Treasurer and such additional vice presidents, assistant secretaries, assistant treasurers and other officers and agents as the Board of Directors deems advisable from time to time. All Officers shall be appointed by the Board of Directors to serve at its pleasure. Any Officer may be removed by the Board of Directors at any time, with or without cause. One person may hold two or more offices except that the President shall not simultaneously serve as a Vice President or the Secretary. Each Officer shall exercise such authority and perform such duties as may be set forth in these Bylaws and such additional authority and duties as the Board of Directors shall determine from time to time.

         Section 4.02. President. The President shall be the chief executive officer of the Corporation and, subject to the authority of the Board of Directors, shall manage the business and affairs of the Corporation. The President shall preside at all meetings of the Shareholders and all meetings of the Board of Directors and shall see that the resolutions of the Board of Directors are put into effect. The President shall have full authority to execute on the Corporation's behalf any and all contracts, agreements, notes, bonds, deeds, mortgages, certificates, instruments and other documents except as may be specifically limited by resolution of the Board of Directors.

         Section 4.03. Vice President. The Vice President shall serve under the direction of the President. In the absence, incapacity, or inability or refusal of the President to act, the Vice President shall assume the authority and perform the duties of the President. If the Board of Directors appoints more than one Vice President, the seniority of the Vice Presidents shall be determined from their date of appointment unless the Board of Directors shall otherwise specify.

         Section 4.04. Secretary. Except as otherwise provided by these Bylaws or determined by the Board of Directors, the Secretary shall serve under the direction of the President. The Secretary shall attend all meetings of the Shareholders and the Board of Directors and record the proceedings thereof. The Secretary shall give, or cause to be given, all notices in connection with such meetings. The Secretary shall be custodian of the Corporate seal and affix the seal to document requiring it.

         Section 4.05. Treasurer. Except as otherwise provided by these Bylaw or determined by the Board of Directors, the Treasurer shall serve under the direction of the President. The Treasurer shall under the Direction of the President keep safe custody of the Corporation's funds and maintain complete and accurate books and records of account. The Treasurer shall upon request report to the Board of Directors on the financial condition of the Corporation.

         Section 4.06. Assistant Officers. Except as otherwise provided by these Bylaws or determined by the Board of Directors, the Assistant Secretaries and Assistant Treasurers, if

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any,  shall  serve  under  the  immediate  direction  of the  Secretary  and the
Treasurer, respectively, and under the ultimate direction of the President. The Assistant Officers shall assume the authority and perform the duties of their respective immediate superior Officer as may be necessary in the absence, incapacity, or inability or refusal of such immediate superior Officer to act. The seniority of Assistant Officers shall be determined from their date of appointment unless the Board of Directors shall otherwise specify.

                                                     ARTICLE V

                                                  INDEMNIFICATION

         Section 5.01. Scope. Every person who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to the Act, against all expenses, liabilities, and losses (including without limitation attorneys' fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Shareholders, provision of law, or otherwise, as well as their rights under this Article.

         Section 5.02. Insurance. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

                                                    ARTICLE VI

                                                   MISCELLANEOUS

         Section 6.01. Certificates for Shares. Certificates representing shares of capital stock of the Corporation shall state upon the face thereof the name of the person to whom issued, the number of shares, the par value per share and the fact that the Corporation ia organized under the laws of the State of South Carolina. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issuance, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon the making of an affidavit by the holder of record of the shares represented by such certificate setting forth the facts

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concerning the loss, theft or mutilation thereof and upon such bond or indemnity to the Corporation as the Board of Directors may prescribe.

         Section 6.02. Transfer of Shares. Subject to the provisions of the Act, transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his agent, attorney-in-fact or other legal representative, who shall furnish proper evidence of authority to transfer, upon surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the stock transfer books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         Section 6.03. Fiscal Year. The fiscal year of the Corporation shall be established, and may be altered, by resolution of the Board of Directors from time to time as it deems advisable.

         Section 6.04. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions as the Board of Directors deems advisable and as permitted by law.

         Section 6.05. Seal. The seal of the Corporation shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, State of South Carolina."

         Section 6.06. Amendments. These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by a majority vote of the Board of Directors or as otherwise permitted by law.

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